As filed with the Securities and Exchange Commission on January 10, 1997

                                                       Registration No.333-18079
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                           AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                           UNIGENE LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

                         -------------------------------

           Delaware                                         22-2328609
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                         -------------------------------

                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (201) 882-0860
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        -------------------------------

                            Warren P. Levy, President
                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (201) 882-0860
         (Name, address, including zip code, telephone number, including area code, of agent for service)

                         -------------------------------

                                    Copy to:
                            D. Michael Lefever, Esq.
                               Covington & Burling
                   P.O. Box 7566, 1201 Pennsylvania Ave., N.W.
                           Washington, D.C. 20044-7566

                         -------------------------------

          Approximate date of commencement of proposed sale to public:
     From time to time after this Registration Statement becomes effective.

                         -------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. [   ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offer. [   ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number on the earlier effective registration
statement for the same offering. [   ]

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. [   ]

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



Prospectus                                                Subject to Completion
                                                          January 10, 1997



                           UNIGENE LABORATORIES, INC.

                                  Common Stock
                           (par value $.01 per share)

                                 ---------------

                  This Prospectus relates to the resale of up to 6,773,609 shares of common stock, par value $.01 per share (the "Common Stock"), of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), consisting of shares of Common Stock, and shares of Common Stock issuable upon the exercise of warrants, issued to certain persons and entities (the "Selling Shareholders") identified herein in connection with a private placement completed by the Company in October 1996. See "Selling Shareholders." This Prospectus also relates to an indeterminate number of additional shares of Common Stock that may be issued to the Selling Shareholders pursuant to anti-dilution provisions contained in the warrants. All of the shares offered hereby will be offered and sold by the Selling Shareholders. The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby.

                  The Common Stock is listed on the Nasdaq National Market under the symbol UGNE. On January 9, 1997 the last sale price of the Common Stock, as reported on the Nasdaq National Market, was 2.06 per share.

                  The Common Stock may be offered from time to time by the Selling Shareholders to or through brokers, dealers or other agents or directly to other purchasers in one or more market transactions, in one or more private transactions or in a combination of such methods of sale, at prices then prevailing, at prices related to such prices, or at negotiated prices. In effecting sales, brokers, dealers or other agents engaged by the Selling Shareholders may arrange for other brokers, dealers or agents to participate. Such brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act.

                  Certain costs, expenses and fees in connection with the registration of the Common Stock will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Common Stock will be borne by the Selling Shareholders.

           INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
                  DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3.

                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                     The date of this Prospectus is , 1997.

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and the public reference facilities located at the regional offices of the Commission at the following addresses:
New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, and to the exhibits incorporated therein by reference or filed as a part thereof. Any statements contained herein concerning the provisions of any such exhibits are not necessarily complete and, in each instance, reference is made to the copy of such exhibit filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

                   1. The Annual Report of the Company on Form 10-K for the year ended December 31, 1995, as amended by a Form 10-K/A filed April 29, 1996 and a Form 10-K/A filed January 10, 1997.

                   2. The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996.

                   3. The Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1996.

                   4. The Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1996.

                   5. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on August 4, 1987.


         All documents filed by the Company pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offerings to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded by this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge copies of all documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents) to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered upon the written or oral request of such person made to: William Steinhauer, Controller, 110 Little Falls Road, Fairfield, New Jersey 07004 (telephone number (201) 882-0860).

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Prospectus under the captions "Risk Factors" and "The Company" constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or activities of the Company, or industry results, to be materially different from any future results, performance or activities expressed or implied by such forward-looking statements. Such factors include: general economic and business conditions, the financial condition of the Company, competition, the Company's dependence on other companies to commercialize, manufacture and sell products using the Company's technologies, the uncertainty of results of preclinical and clinical testing, the risk of product liability and liability for human clinical trials, the Company's dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals of the Company's products and other factors discussed in this Prospectus. See "Risk Factors."

                                  RISK FACTORS

         Prospective investors should consider carefully the following factors concerning the Company and its business before purchasing securities offered by this Prospectus. Certain statements under this caption constitute "forward-looking statements" under the Reform Act. See "Special Note Regarding Forward-Looking Statements."

         Absence of Operating Revenues and Liquidity; History of Losses; Auditors' Report - Going Concern Considerations. The Company has incurred annual operating losses since its inception and, as a result, at September 30, 1996, had an accumulated deficit of $41.2 million. The Company has not received any significant operating revenues during the last five years.

         In addition to operating its production facility and seeking approval for its Calcitonin for human use, the Company intends to continue certain internally funded research activities such as the development of a Calcitonin pill, all of which will contribute to continuing losses from operations. All of the Company's contracts to perform sponsored research have been completed or cancelled and, at present, it has almost no operating revenues. It is unlikely that the Company's operating results will improve unless it is able to license its technology, obtain new projects, or successfully produce and sell its products. The Company expects that it may continue to incur losses over the next several years. The auditors' report for the fiscal year ended December 31, 1995 contains an explanatory paragraph indicating there is substantial doubt about the Company's ability to continue as a going concern.

         The Company believes that it has sufficient financial resources to sustain its operations at the current level through the middle of the third quarter of 1997. To continue its operations beyond that time will require that the Company enter into additional financing transactions or marketing, joint venture or licensing agreements. There can be no assurance that any such financings will occur or that any such agreements will be entered into by the Company.

         Transition  to  Production;  Possibility  of  Delays  or  Inability  to
Manufacture  and  Market  Products.   The  Company  is  currently  undergoing  a
transition from its historical research orientation toward a business with a pharmaceutical production focus. Accordingly, the Company is likely to incur the problems, delays, expenses and difficulties typically encountered by enterprises in the Company's stage of transition, many of which may be beyond the Company's control.

         No product of the Company has been commercialized for human pharmaceutical use. The commercial manufacture and sale of any such product will require the approval of the U.S. Food and Drug Administration ("FDA") and comparable regulatory authorities outside of the United States. See "Risk Factors - Government Regulation." There can be no assurance that clinical testing will be successful or that the clinical results will be adequate to support regulatory submissions. Furthermore, there can be no assurance that the Company's products will be demonstrated to be safe and effective or that they will be approved by the appropriate regulatory authorities. Even if any such products are approved, there is no assurance that they can be manufactured in commercial quantities at reasonable costs. Due to the Company's limited clinical, manufacturing and regulatory experience and the absence of a marketing organization, it may be necessary for the Company to rely on sponsors or other parties to perform such tasks for the commercialization of pharmaceutical-grade products. See "Risk Factors - Dependence on Large Pharmaceutical Companies."

         There are synthetic salmon Calcitonin products as well as non-Calcitonin products currently being marketed for osteoporosis treatment or in development that will compete with the Company's Calcitonin products. See "Risk Factors - Technological Change and Competition." Expanded consumer acceptance of Calcitonin pharmaceutical products may be dependent on development of a consumer-acceptable delivery system. The Company and others are conducting research on new delivery systems for Calcitonin including oral technology. There can be no assurance that the Company has developed or will develop suitable oral delivery systems or that governmental approval of any such delivery system will be obtained. There can also be no assurance that others will not develop oral or other delivery systems that could compete with or surpass any oral delivery system developed by the Company.

         There can be no assurance that the Company will have sufficient financial resources to fund its operations until such time as it is able to generate revenues that are sufficient to sustain its operations. See "Risk Factors - Absence of Operating Revenues and Liquidity; History of Losses; Auditors' Report - Going Concern Considerations."

         New Production Facility. During 1994, the Company completed construction of a facility for the production of pharmaceutical-grade Calcitonin and other peptide hormones. The Company is leasing the facility under a 10-year agreement which began in February 1994. The Company has two 10-year renewal options as well as an option to purchase the facility. The Company is undertaking steps to secure FDA validation of the facility which would allow it to manufacture Calcitonin for human pharmaceutical use. The facility has begun producing Calcitonin in accordance with current Good Manufacturing Practice ("cGMP") regulations, but there is no assurance that the facility will be approved by the FDA. See "Risk Factors - Government Regulation." Furthermore, there can be no assurance that the facility will be able to achieve its production goals, that production at this facility will be profitable to the Company, that others will not develop processes and products superior to, or otherwise precluding the Company from commercial utilization of this facility, that there will be a market for the Company's products produced by the facility, or that sufficient funds will be available for the Company to produce and market its products from the facility.

         Dependence on Large Pharmaceutical Companies. The Company has been and expects to continue to be dependent on large pharmaceutical companies for revenues from sales of product, research sponsorship, joint ventures and licensing arrangements. During the 1987 to 1990 period, the Company's operating revenues resulted primarily from research which was totally or substantially funded by pharmaceutical companies. The Company currently has no sponsored research projects. There is no assurance that the Company will be successful in its efforts to enter into new research or licensing agreements or other revenue producing arrangements.

         The Company's past contracts with certain pharmaceutical company sponsors provide for payment of royalties to the Company on commercial sales of the products of sponsored research projects. However, there can be no assurance that such sponsors will successfully commercialize any product based on the Company's technology. It currently is unlikely that the Company will receive any material royalties under such past agreements.

         In June 1995, the Company entered into a joint venture agreement, effective as of March 1996, with the Quingdao General Pharmaceutical Company and its Huanghai factory for the production and marketing of Calcitonin in China. Under the agreement, the Chinese partners will finance the project, including the construction and operation of a dedicated manufacturing facility in China which will utilize the nonproprietary aspects of the Company's production technology. The Company will provide the joint venture with technology and training as well as the Company's proprietary enzyme at a discounted price. The Company will receive a combination of fixed fees and annual royalties based upon sales of the end product. There is no assurance that this joint venture will be successful or that the Company will receive significant income from the joint venture.

         Risks of International Operations. The Company's potential major customers, partners and licensees include foreign companies or companies with significant international business. The business operations of such companies and their ability to pay license fees, royalties and other amounts due and otherwise to perform their obligations to the Company under agreements with the Company may be subject to approval or regulation by foreign governments. There can be no assurance that required approvals will be received. The failure to receive required approvals, governmental regulations and other risks, including political and foreign currency risks, could affect the ability of the Company to earn or receive payments pursuant to such agreements and, in such event, may have a material adverse effect on the Company's future operations.

         Technological Change and Competition. The Company has concentrated most of its efforts on one product - Calcitonin for the treatment of osteoporosis. The market for this treatment of osteoporosis is subject to rapid, unpredictable and significant technological change. Competition from specialized biotechnology companies, major pharmaceutical and chemical companies and universities and research institutions is intense. Most of the competitors of the Company have substantially greater financial and other resources than does the Company. There can be no assurance that developments by others, including alternative chemical means of amidation, alternative processes which eliminate the need for amidation, and new delivery systems and other osteoporosis treatments, will not render the Company's technologies and products derived therefrom obsolete or noncompetitive.

         Product Liability. Product liability claims relating to the Company's technology or products may be asserted against the Company. There can be no assurance that the Company will have sufficient resources to defend against or satisfy any such liability. Although the Company has recently obtained product liability insurance coverage, product liability or other judgments against the Company in excess of insurance limits could have a material adverse effect upon the Company's business and financial condition.

         Patents and Proprietary Technology. The Company has filed applications for U.S. patents relating to the proprietary amidation and immunization processes and a Calcitonin pill formulation invented in the course of its research. To date, the following two patents have issued: Immunization By Immunogenic Implant, a process patent, and Alpha-Amidation Enzyme, a process and product patent. Other applications are pending. Filings related to the amidation process have also been made in selected foreign countries and numerous such foreign patents have issued. There can be no assurance that any of the Company's pending applications will issue as patents or that the Company's issued patents will provide the Company with significant competitive advantages. Furthermore, there can be no assurance that competitors will not independently develop or obtain similar or superior technologies. Although the Company believes its patents and patent applications are valid, the invalidation of its Alpha-Amidation Enzyme patent or the failure of certain of its pending applications to issue as patents could have a material adverse effect upon the Company's business. Although two such patent applications currently are the subject of an interference proceeding, the Company does not believe that an adverse ruling would have a material adverse effect on the business of the Company or its prospects. Difficulties in detecting and proving infringement are generally greater with process patents than with product patents. In addition, the value of a process patent may be reduced if the products that can be produced using such process have been patented by others. Under such circumstances, the cooperation of these patent holders or their sublicensees would be needed for the commercialization of the aforementioned patented products in countries where these companies hold valid patents.

         In some cases, the Company relies on trade secrets to protect its inventions. It is the policy of the Company to include in all research contracts, joint development agreements and consulting relationships that provide access to the Company's trade secrets and other know-how confidentiality obligations binding on the parties involved. However, there can be no assurance that these secrecy obligations will not be breached to the detriment of the Company. To the extent sponsors, consultants or other third parties apply technological information independently developed by them or by others to Company projects, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company.

         Government Regulation. The laboratory research and production activities of the Company and its sponsors, collaborators and licensees, and the processes and products which may be developed by them and the new production facility, are subject to significant regulation by numerous federal, state, local and foreign governmental authorities. In addition to obtaining the FDA's validation of the new facility, it is necessary to obtain FDA approval for human use of the Calcitonin to be produced in the facility. This will require various human and animal studies. The Company will then apply to the FDA for approval of the Company's Calcitonin for human use. The regulatory process for a pharmaceutical product may take a number of years and requires substantial resources. The Company has received authorization to proceed with pivotal clinical trials in the United States and the United Kingdom for its injectable form of Calcitonin. The Company believes that the abbreviated clinical program it is undertaking pursuant to these authorizations will be sufficient to satisfy approval requirements in the United States and the European Union. The Company believes that it will be eligible for an expedited approval process which would be shorter than that typically associated with a New Drug Application ("NDA") submission because (i) the active ingredient is structurally identical to and biologically indistinguishable from the active ingredient in products already approved by the FDA, (ii) the formulation is essentially similar to the formulations used in similar, already approved products and (iii) the clinical trial program that the FDA authorized was relatively brief and involved small numbers of subjects, so the amount of information that must be reviewed is far less than would have been compiled for a typical NDA submission. However, there can be no assurance that such approval will be received in an accelerated time frame. See "The Company." In the case of the regulatory process for the Company's oral form of Calcitonin products, the Company believes that it may also be possible to abbreviate the process. However, there can be no assurance that regulatory approval will be obtained for the new facility or any of the Company's products. The inability to obtain, or delays in obtaining, such approvals would adversely affect the Company's ability to continue to fund its programs, produce marketable products, or to receive revenue from product sales or royalties. Furthermore, the extent of any adverse governmental regulation that may arise from future legislative and administrative action cannot be predicted.

         The Company's production facility may, from time to time, be audited by the FDA to ensure that it is operating in compliance with cGMP guidelines which require that the production operation be conducted in strict compliance with, among other things, the Company's written protocols for reagent qualification, process execution, data recording, instrument calibration and quality monitoring. The FDA is empowered to suspend production operations if, in its opinion, significant and/or repeated deviations from these protocols have occurred. Such a suspension could have a material adverse impact on the Company's future operations.

         Dependence on Key Executives. Drs. Warren and Ronald Levy have been the principal executive officers of the Company since its inception. The Company relies on them for their leadership and scientific direction. Neither Dr. Warren
P. Levy nor Dr. Ronald S. Levy has an employment agreement with the Company. Each of them has entered into an agreement with the Company providing that he shall not engage in any other employment or business for the period of his employment with the Company. At the present time, the loss of the services of either of these individuals could have a material adverse impact on the Company's business.

         Attraction and Retention of Key Personnel. The Company's ability to obtain required governmental approvals, produce its products, obtain research contracts and develop new technologies will depend in part on its ability to attract and retain highly qualified scientific personnel. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract and retain such personnel.

         Shares Eligible For Future Sale; Outstanding Convertible Securities, Warrants And Options. In addition to the issued or to be issued shares of Common Stock to which this Prospectus relates, as of November 30, 1996 there are approximately 435,000 shares of Common Stock that are issuable upon conversion of the Company's outstanding 10% convertible debentures; approximately 1,278,000 shares of Common Stock issuable upon conversion of the Company's outstanding 9.5% convertible debentures; approximately 3,352,000 shares of Common Stock issuable upon exercise of warrants at exercise prices ranging from $1.375 to $3.50 per share; approximately 1,701,000 shares of Common Stock issuable upon exercise of purchase options exercisable at prices ranging from $1.00 to $4.5625 per share; and 10,000 shares of Common Stock issuable for services performed for the Company. The Company may issue additional convertible securities, options, warrants and shares in the future. Transactions by the Company, or the occurrence of certain other future events, may require adjustment of the exercise or conversion price and other terms of the Company's convertible securities, options and warrants including, in some circumstances, an increase in the number of shares issuable thereunder.

         The Company cannot predict the adverse effect that market sales of the Common Stock issuable upon the conversion of such convertible securities or the exercise of such options or warrants will have on the market price of the Common Stock prevailing from time to time, although it is possible that sales of a large number of securities would depress such market price. The Company also cannot predict the adverse effect, if any, that such convertible securities, options and warrants will have on the ability of the Company to obtain additional capital or the terms and conditions thereof.

         Possible Volatility of Securities Prices. The market prices of the Company's securities may be highly volatile. Factors such as announcements by the Company or others of technological innovations, regulatory matters, new or existing products or procedures, proposed government regulations, developments or disputes relating to agreements, patents or proprietary rights, and public concern over the safety of activities or products may have a significant impact on the market price of the Company's securities. In addition, future sales of shares of Common Stock by shareholders and by the holders of convertible securities, warrants and options could have an adverse effect on the prices of the Company's securities. See "Risk Factors - Shares Eligible for Future Sale; Outstanding Convertible Securities, Warrants and Options."

         Voting Control. Warren P. Levy, Ronald S. Levy and Jay Levy, founders of the Company, beneficially own approximately 12% of the outstanding Common Stock (assuming that outstanding convertible securities, warrants and options held by others are not converted or exercised) and, thus, effectively may have the ability to elect the entire Board of Directors and control the affairs of the Company.

         Dividends. The Company has not paid any cash dividends on its Common Stock since its inception and anticipates that, for the foreseeable future, it will not pay any cash dividends.

         Limitation of Marketability of Company Securities. The Common Stock currently is traded on the Nasdaq National Market. In order for the Common Stock to continue to qualify for inclusion on the Nasdaq National Market, among other requirements, the Company must have net tangible assets of at least $4.0 million. As of November 30, 1996 the amount of the Company's net tangible assets was approximately $12.5 million. However, if the Company in the future is unable to maintain compliance with the Nasdaq National Market listing requirements, the Common Stock may be removed from trading on the Nasdaq National Market. If the Company fails to meet the requirements for trading on the Nasdaq National Market and does not otherwise qualify for inclusion in the Nasdaq Small-Cap Market, the holders of Common Stock may find it difficult to obtain accurate quotations as to the market value of the Common Stock and may experience greater difficulties in attempting to sell the Common Stock than if it were listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market.

         If the Common Stock is not traded on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the Common Stock is less than $5.00 per share, the Common Stock would be classified as a "penny stock." As such the Common Stock would be subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of such securities to persons other than a person who qualifies as an "established customer" or an "accredited investor." Among these requirements is that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make certain special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to the Common Stock could adversely affect the market liquidity of such securities, which in turn may affect the ability of the holders of the Common Stock to resell the securities.

                                   THE COMPANY

         Unigene Laboratories, Inc. is a health-care oriented biotechnology company which is engaged in research and production of cGMP Calcitonin and is planning to engage in the production and marketing in bulk of pharmaceutical grade Calcitonin. Certain statements under this caption constitute "forward-looking statements" under the Reform Act. See "Special Note Regarding Forward-Looking Statements." The Company's current business focus has shifted toward pharmaceutical production from its prior emphasis on pharmaceutical research. The Company has succeeded in combining its proprietary amidation process with bacterial recombinant DNA technology to develop a peptide hormone production process. The Company believes that its proprietary amidation process will be a key step in the more efficient and economical commercial production of certain peptide hormones with diverse therapeutic applications. Many of these hormones cannot be produced at a reasonable cost in sufficient quantities for clinical testing or commercial use by currently available production processes.

Using its proprietary process, the Company has produced laboratory-scale quantities of seven such peptide hormones: human Calcitonin, salmon Calcitonin, human Growth Hormone Releasing Factor, human Calcitonin Gene-Related Peptide, human Corticotropin Releasing Factor, human Amylin and a human Magainin. During 1991, a study commissioned by the Company was prepared by a professor of chemical engineering at the Massachusetts Institute of Technology. The study evaluated the economics for producing multi-kilogram quantities of Calcitonin and indicated that the Company's process for producing Calcitonin should reduce the cost and time required for commercial production by up to 95%.

         The Company's strategy is to develop proprietary products and processes with applications in human health-care, independently or in conjunction with pharmaceutical and chemical companies, in order to generate revenues from license fees, royalties and product sales in bulk. Generally, the Company seeks sponsors and licensees to provide research funding and assume responsibility for obtaining appropriate regulatory approvals, clinical testing, production and marketing of products derived from the Company's research activities. It has concentrated most of its efforts on one product - Calcitonin for the treatment of osteoporosis. The Company has built a production facility and plans to undertake production of pharmaceutical grade Calcitonin and will assume responsibility for the clinical testing and/or applying for regulatory approval for certain Calcitonin products.

         Since 1992, the Company has been producing and from time to time selling small quantities of research-grade salmon Calcitonin. During 1993, the Company began construction of a cGMP facility for the production of pharmaceutical-grade Calcitonin in leased premises located in Boonton, New Jersey which was mechanically completed during the fourth quarter of 1994. The facility will also produce the Company's proprietary amidating enzyme for use in producing Calcitonin. The initial production capacity of the facility is expected to be between 0.5-1.0 kilogram of bulk Calcitonin per year, representing approximately 10% of the current estimated world supply for this leading osteoporosis drug.

         The Company is following conventional procedures in order to secure the validation of the facility by the FDA in order to allow the Company to provide its Calcitonin for human use. Although the facility was inspected by an independent consultant and found to be in compliance with cGMP guidelines, there can be no assurance that FDA validation will occur. In addition there is no assurance that the facility production goals will be achieved, that there will be a market for the Company's products, that such production will be profitable to the Company, that others will not develop processes and products superior to, or otherwise precluding the commercial utilization of, the processes or products developed by the Company. The design of the facility is intended to allow for substantial increases in Calcitonin production utilizing the existing equipment with minimal or no additional capital expenditures or personnel. Although the facility will initially be exclusively devoted to Calcitonin production, it would be suitable for producing other peptide hormone products in the future. There can be no assurance that there will be sufficient acceptance of the Company's products in the marketplace for successful commercialization. See "Risk Factors - New Production Facility."

         In addition to obtaining the FDA's validation of the new facility, it is necessary to obtain regulatory approval in each country for human use of the salmon Calcitonin to be produced in the facility. This will require various human and animal studies. The Company will then apply to the appropriate regulatory agencies for approval of the Company's Calcitonin for human use. In May 1996, the Company requested that both the FDA and the regulatory authority for drugs in the United Kingdom authorize the Company to conduct pivotal clinical trials of its injectable form of Calcitonin, which requests were granted shortly thereafter. The Company expects the trials to be completed by approximately the end of 1996. The Company plans to apply for marketing authorization in the United States and throughout the European Union soon after completion of the clinical trials. However, there can be no assurance that these studies will produce satisfactory results or that the necessary governmental approvals will be obtained as projected.

         Expanded consumer acceptance of Calcitonin pharmaceutical products may be dependent on development of a consumer-acceptable delivery system. A major pharmaceutical company received FDA approval during 1995 for the marketing of a nasal spray delivery system for Calcitonin, which could enlarge the United States market for Calcitonin. The Company and others are conducting research on oral delivery systems for Calcitonin. There can be no assurance that suitable delivery systems will be developed or that governmental approval of such delivery systems will be obtained.

         The Company is continuing its efforts to develop a Calcitonin pill. In December 1995 and January 1996, the Company successfully tested its proprietary Calcitonin pill in Phase I clinical trials in the United Kingdom. These studies indicated that the majority of those who received the pill showed levels of the hormone in blood samples taken during the trial which are greater than the minimum levels generally regarded as required for maximal therapeutic benefit. The Company believes that these were the first studies to demonstrate that significant blood levels of Calcitonin could be observed in humans following oral administration of the hormone. In April 1996, the Company successfully conducted a third Phase I clinical trial in the United Kingdom which utilized lower Calcitonin dosages than in the prior two clinical trials. The results of this trial indicated that every recipient of the pill showed levels of the hormone in blood samples taken during the trial in excess of the minimum levels generally regarded as required for maximal therapeutic benefit. However, there can be no assurance that these results will be replicated in further studies. The Company has filed a patent application for its oral formulation with the U.S. Patent and Trademark Office and plans to file an IND application with the FDA. There can be no assurance that either application will be approved as projected or that the Company will be successful in developing, producing or marketing its products.

         The planned activities of the Company are all subject to obtaining adequate financing. There can be no assurance that the Company will have sufficient resources to produce and market its products or to carry on its other projects. See "Risk Factors - Absence of Operating Revenues and Liquidity; History of Losses; Auditors' Report - Going Concern Considerations."

         The Company is currently engaged in two collaborative research programs. One, with Rutgers University College of Pharmacy, seeks to develop an oral drug delivery system for Calcitonin. The second collaboration, performed in conjunction with Yale University, is investigating novel applications for certain amidated peptide hormones, including CGRP, Calcitonin gene-related peptide.

         At present, the Company has no third party sponsored research agreements in effect. The Company is currently conducting discussions with major pharmaceutical companies regarding licensing and/or research agreements. There can be no assurance that such discussions will result in new research or licensing agreements or that the Company will be able to obtain adequate funding for its current or new projects. The Company is dependent on large pharmaceutical companies, having much greater resources than the Company, for revenues from sales of product, research sponsorship, joint ventures and licensing arrangements. See "Risk Factors - Dependence on Large Pharmaceutical Companies" and "Risk Factors - Risks of International Operations."

         The Company has established a multi-disciplinary research team to adapt current genetic engineering technologies to the development of proprietary products and processes. The Company, at November 30, 1996, had 60 full-time employees, including 25 research and development personnel and 24 production personnel. Ten employees have Ph.D. degrees in the fields of molecular biology, microbiology, biochemistry, pharmacology or organic chemistry. The Company's employees have expertise in molecular biology, including DNA cloning, synthesis, sequencing and expression; protein chemistry, including purification, amino acid analysis, synthesis and sequencing proteins; immunology, including tissue culture, monoclonal and polyclonal antibody production and immunoassay development; chemical engineering; pharmaceutical production; quality assurance; and quality control. None of the Company's employees is covered by a collective bargaining agreement.

         The Company was incorporated under the laws of the State of Delaware in November 1980. Its executive offices and laboratory facilities are located at 110 Little Falls Road, Fairfield, New Jersey, 07004, and its telephone number is
(201) 882-0860.

                              SELLING SHAREHOLDERS

         Of the 6,773,609 shares of Common Stock offered hereby (i) 6,328,206 shares of Common Stock have been issued or are issuable by the Company to purchasers (or their transferees) of detachable units (the "Units") sold by the Company in a private placement completed in October 1996 (the "Private Placement") and (ii) 445,403 of the shares of have been issued or are issuable to BT Securities Corporation, to which the Company issued 296,935 Units as compensation for its services as placement agent for the Private Placement. Each Unit consists of (i) one share of Common Stock, (ii) one quarter of a Class C warrant, each whole Class C warrant exercisable immediately to purchase one share of Common Stock, and (iii) one quarter of a Class D warrant (together with the Class C warrants, the "Warrants"), each whole Class D warrant exercisable immediately to purchase one share of Common Stock. The Warrants have an initial exercise price of $3.00 and expire on October 11, 1999, except that the expiration date of the Class C warrants may be accelerated by the Company under certain circumstances. In addition, the Warrants contain certain adjustment and anti-dilution provisions which, upon the occurrence of certain events, may require the Company to adjust the exercise price of the Warrants and to issue additional shares of Common Stock upon the exercise thereof.

         In connection with the Private Placement, the Company agreed to register for resale under the Securities Act the Common Stock comprising the Units and the Common Stock issuable upon exercise of the Warrants (the "Registrable Securities") and to keep such registration statement effective until all of the Warrants have been exercised or expired and all of the Registrable Securities have been disposed of pursuant to an effective registration statement or are eligible for resale pursuant to Rule 144(k) under the Securities Act.

         This Prospectus covers any additional shares of Common Stock that are issued pursuant to the exercise of the Warrants described herein by reason of the anti-dilution provisions thereof.

         In addition to shares of Common Stock issued as part of the Units or issuable upon exercise of Warrants, Nelson Partners and Olympus Securities, Ltd., own, or may immediately acquire upon conversion of the Company's outstanding 9.5% Senior Secured Convertible Debentures (the "Debentures")or exercise of certain outstanding warrants (the "Citadel Warrants"), 1,148,960 and 375,438 shares of Common Stock (the "Debenture Shares"), respectively. The Debentures and the Citadel Warrants were issued by the Company to Nelson Partners and Olympus Securities, Ltd. in private transactions completed in March 1996 and November 1995, respectively. All of the Debenture Shares are registered for resale under the Company's Registration Statement No. 33-04557.

         Other than as described above, none of the Selling Shareholders has had any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years. The following table sets forth as of November 30, 1996, with respect to each Selling Shareholder: name, number of shares of Common Stock beneficially owned (including the shares issuable upon the exercise of the Warrants), number of shares of Common Stock being offered and number of shares of Common Stock to be held following the offering, assuming the sale of all of the shares of Common Stock offered hereby. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein or to disclose the names and relationships to the Company of additional Selling Shareholders who are transferees of Warrants or Registrable Securities from the Selling Shareholders named below and the holdings of Common Stock of such additional Selling Shareholders.

                                               Beneficial Ownership of       Shares of Common        Beneficial Ownership of
                                                Common Stock Prior to           Stock Being            Common Stock After
                                                     Offering                    Offered                   Offering
                                            --------------------------       -----------------     -------------------------
Name                                          Number       Percent(1)            Number            Number           Percent
----                                          ------       ----------            ------            ------           -------
Continental Casualty Company                3,000,000          8.5             3,000,000              0                 *
Woodstead Associates II, L.P.                 862,500          2.4               862,500              0                 *
Legg Mason High Yield Fund                    750,000          2.1               750,000              0                 *
Annapurna Partners, L.P.                       75,000           *                 75,000              0                 *
Vincent A. Rossi, Jr.                          75,000           *                 75,000              0                 *
Jeffrey Dobbs                                  15,000           *                 15,000              0                 *
William J. Jacobs                              37,500           *                 37,500              0                 *
Stephen Mazur                                  37,500           *                 37,500              0                 *
Turnberry Capital Partners, L.P.              345,000           *                345,000              0                 *
Catalyst Partners, L.P.                       375,000          1.1               375,000              0                 *
CL Investment Partnership II, L.P.            345,000           *                345,000              0                 *
BT Securities Corporation                     445,403          1.3               445,403              0                 *
Nelson Partners                             1,492,130          4.2               343,170(2)       1,148,960            3.3
Olympus Securities, Ltd.                      442,974          1.3                67,536(3)         375,438            1.1
--------------------
* Less than one percent.
(1)  Calculated on the basis of 35,218,540 shares of Common Stock outstanding on
     November 30, 1996.
(2)  Does not include  1,148,960  shares  offered for resale by Nelson  Partners under the Company's Registration Statement No. 33-04557 on Form S-3.
(3)  Does not include  375,438 shares offered for resale by Olympus  Securities,
     Ltd. under the Company's Registration Statement No. 33-04557 on Form S-3.

                              PLAN OF DISTRIBUTION

         The purpose of this Prospectus is to permit the Selling Shareholders, if they desire, to dispose of some or all of the Registrable Securities at such times and at such prices as they choose. Whether sales of shares will be made, and the timing and amount of any sale made, is within the sole discretion of the Selling Shareholders.

         The Common Stock covered by this Prospectus may be offered for sale from time to time by the Selling Shareholders to or through underwriters or directly to other purchasers or through agents in one or more market transactions, in one or more private transactions or in a combination of such methods of sale, at prices then prevailing, at prices related to such prices or at negotiated prices. Such methods of distribution may include, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as a principal to facilitate the transaction; (b) purchases by a broker-dealer as a principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer. This Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

         In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institutions may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction). The Selling Shareholders also may pledge the shares registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Common Stock pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with sales pursuant hereto. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         Certain costs, expenses and fees in connection with the registration of the Common Stock will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Common Stock will be borne by the Selling Shareholders. The Selling Shareholders have agreed to indemnify the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers, employees, agents and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers, employees, agents and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act.

         The Company has agreed to supply the Selling Shareholders with such number of copies of this Prospectus as they may reasonably request. The Selling Shareholders will in all cases be responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act in connection with the offering and sale of the Registrable Securities.

                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of Common Stock offered hereby are being passed upon for the Company by Covington & Burling, Washington, D.C.

                                     EXPERTS

         The audited financial statements of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in this Prospectus have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution*

         The expenses  payable by the Registrant in connection with the issuance
and  distribution  of  the  securities  being  registered   hereby  (other  than
underwriting discounts and commissions) are set forth below:

         Securities and Exchange Commission Registration Fee.........  $  4,265
         Nasdaq Listing Fee..........................................    17,500
         Accounting Fees and Expenses................................     2,500
         Legal Fees and Expenses.....................................    20,000
         Registrar and Transfer Agent's Fees and Expenses............       500
         Miscellaneous Expenses......................................       500
         Printing Costs..............................................         0
                                                                       --------
                       Total                                           $ 45,265
                                                                       ========
--------------
*    Except for the Securities and Exchange Commission  registration fee and the
     Nasdaq listing fee, all expenses are estimated.

Item 15.  Indemnification of Directors and Officers

         Article VI of the Company's By-Laws requires the Company to indemnify each of its directors and officers to the extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides that a corporation may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that a corporation may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper. To the extent that a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

         The Company's Certificate of Incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.


Item 16.  Exhibits

4.1 Certificate of Incorporation and Amendments to Certificate of Incorporation (incorporated by reference to Exhibits 3.1 and 3.1.1 to Company's Registration Statement No. 33-6877 on Form S-1).
4.2 By-Laws (incorporated by reference to Exhibit 4.2 to Company's Registration Statement No. 33-04557 on Form S-3).
4.3 Registration Rights Agreement, dated October 11, 1996, among the Company, BT Securities Corporation and the purchasers named therein (incorporated by reference to Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).
4.4 Warrant Agreement, dated October 11, 1996, among the Company, BT Securities Corporation and the purchasers named therein (incorporated by reference to Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).
5.1 Opinion of Covington & Burling as to the legality of the shares being registered. *
23.1     Consent of Independent Certified Public Accountants.
23.2     Consent of Covington & Burling  (included  in opinion  filed as Exhibit
         5.1).
24.1     Powers of Attorney of Directors of Unigene Laboratories, Inc.*


*Previously filed.

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Registrant by charter, by-law, contract, statute or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized, in Fairfield, New Jersey, on the 10th day of January, 1997.


                                                      UNIGENE LABORATORIES, INC.


                                                   By:/s/ WARREN P. LEVY
                                                      ------------------
                                                          Warren P. Levy
                                                          President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

   Signature                           Title                       Date
   ---------                           -----                       ----
/s/ WARREN P. LEVY              Director, President           January 10, 1997
------------------              (principal executive
    Warren P. Levy              (officer)


    RONALD S. LEVY*             Director, Vice President      January 10, 1997
    ---------------
    Ronald S. Levy

    JAY LEVY*                   Chairman of the Board         January 10, 1997
     --------                   of Directors, Treasurer
    Jay Levy                    (principal financial and
                                accounting officer)


    ROBERT RUARK*               Director                      January 10, 1997
    ------------
    Robert Ruark

    GEORGE M. WEIMER*           Director                      January 10, 1997
    -----------------
    George M. Weimer

/s/ WARREN P. LEVY
------------------
*BY Warren P. Levy
Attorney-in-fact
